EXHIBIT 10.16.1
FIRST AMENDMENT TO RATE AGREEMENT

     THIS FIRST AMENDATORY AGREEMENT dated as of December 5, 1989 is between the parties to the agreement dated as of November 22, 1989 (the "Rate Agreement") between Northeast Utilities Service Company, acting on behalf of its parent Northeast Utilities, and the Governor and Attorney General of the State of New Hampshire, acting on behalf of the State of New Hampshire (the State").

     WHEREAS, the parties desire to amend the Rate Agreement in the respects specified below, and the Attorney General is authorized to act for the State in agreeing to such amendments.

     NOW, THEREFORE, in consideration of the mutual agreements below, the Parties agree as follows:

     1. Amendment of Paragraph 3(a). Paragraph 3(a) of the Rate Agreement is hereby amended to read as follows:

     3. NU System Capacity - (a) To assure an adequate supply of electric service to the ratepayers of New Hampshire, NU system companies shall provide capacity to Stand-Alone PSNH and NUNH after the First Effective Date through a contract or contracts for unit entitlements designed to provide capacity at the average cost of the NU system. (NU has provided the State with a designation of the generating units from which the capacity is expected to be provided and the estimated capacity cost per kilowatt year-by-year in Appendix A to a letter dated November 20, 1989 from counsel for NU to Larry Smukler, Senior Assistant Attorney General for the State of New Hampshire. A copy of that letter and Appendix A thereto is attached hereto as Exhibit F.) The capacity arrangement shall remain in effect for ten years unless the Merger Agreement is terminated. In the event the Merger Agreement is terminated, the capacity arrangement shall continue until October 31, 1995 or such earlier date as may be specified in a notice of cancellation given by Stand-Alone PSNH to NU after the effective date of such termination (the "Termination Date") and at least two years prior to the date on which such cancellation is to become effective, as Stand-Alone PSNH's capacity requirements, as determined in accordance with Paragraph 3(b) hereof. The capacity arrangement shall then terminate unless the Merger Agreement is terminated under circumstances which require NU to pay Stand-Alone PSNH termination fee under the Merger Agreement and Stand-Alone PSNH elects within six months of the Termination Date to extend the capacity arrangement until October 31, 1999. Stand-Alone PSNH shall specify in its notice of such election the number of megawatts of capacity it will require for each year under the arrangement. Stand-Alone PSNH shall provide the NU system companies right of first refusal to any of the capacity provided by the NU system companies that it proposes to resell.

2. Amendment of Schedule I to Exhibit A. The definition of "Recovery Period" in paragraph H of Schedule I to Exhibit A. to the Rate Agreement is hereby amended to read as follows:

     The Recovery Period shall begin on the date that is six months after the end of the "fixed rate period" (as that term is defined in the Agreement dated November 22, l989 between Northeast Utilities Service Company, on behalf of NU, and NH) and shall end on the date that is ten years after the letter of the In-Service Date or the First Effective Date.

3. Addition of Exhibit F. The attachment hereto which is identified as Exhibit F is hereby made Exhibit F to the Rate Agreement.

     IN WITNESS WHEREOF, each of the Parties has duly executed this First Amendatory Agreement.


NORTHEAST UTILITIES SERVICE COMPANY

By /s/Bernard M. Fox


THE STATE OF NEW HAMPSHIRE

By /s/John P. Arnold
New Hampshire
Attorney General

EXHIBIT F

          November 20, 1989




Larry M. Smukler, Esq.
Senior Assistant Attorney General
Office of the Attorney General
Sate House Annex
Concord, NH 03301

Dear Larry:

     Enclosed as Appendix A to this letter are the updated capacity costs, transmission costs and the percentage of slice associated with the transfer of capacity from the NU system companies to PSNH. At Norman Stahl's request, this letter and Appendix A are cross-referenced in paragraph 3 of the proposed agreement between NU and the State of New Hampshire. This letter supersedes my prior letter to you of July 21, 1989.

Very truly yours,

/s/C. Duane Blinn
Day, Berry and Howard
Counsellors at Law

CDB/vw
Enclosure
cc:  Frederick J. Coolbroth, Esq.
     Mr. Robert E. Busch
     Thomas D. Rath, Esq.
     John B. Nolan, Esq.
     Gerald Garfield, Esq.
     John R. Bashaw, Esq.
     Jeffrey G. Grody, Esq.
     J. Miles Read, Esq.





APPENDIX A

CAPACITY COSTS ASSOCIATED WITH THE TRANSFER OF CAPACITY FROM THE NU SYSTEM COMPANIES TO PSNH.

     These capacity transfers are made from a slice of NU system units with slice percentages and total costs (including transmission) as shown below.

Units                         Percentage
                              of Slice (%)

Millstone Unit 1                10.73
Millstone Unit 2                10.73
Millstone Unit 3                17.54
Middletown Unit 3               5.14
Middletown Unit 4               8.56
Montville Unit 6                8.77
Norwalk Harbor Unit 1           3.51
Norwalk Harbor Unit 2           3.72
South Meadow Unit 11            1.19
South Meadow Unit 12            1.19
South Meadow Unit 13            1.19
South Meadow Unit 14            1.19
Cos Cob Unit 10                 0.58
Cos Cob Unit 11                 0.58
Cos Cob Unit 12                 0.58
Northfield                     24.80
                              100.00

          Estimated           Estimated
          Slice of System     Transmission   Total
Year      Capacity Cost       Cost           Cost
          ($/KW-YR)           ($/KW-YR)      ($/KW-YR)

1990      184.2               10.0           194.2
1991      185.3               10.0           195.3
1991      184.4               10.0           194.4
1992      193.0               10.0           203.0
1994      183.7               10.0           193.7
1995      198.5               10.0           208.5
1996      183.2               10.0           193.2

     The base rate level of the FPPAC assumes the following annual capacity needs for NUNH. These needs take into account a 25% allocation to NUNH of the capability responsibility benefit resulting from the combination of the NU system companies with NUNH as a single pool participant.

Year           Estimated NUNH
               Capacity Need (MW)

1990                0
1991                0
1992                0
1993                0
1994                0
1995                0
1996                0